As Filed With the Securities and Exchange Commission
on July 28, 2005
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROWN-FORMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	61-0143150
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
850 Dixie Highway
Louisville, Kentucky 40210
(Address of Principal Executive Offices)
BROWN-FORMAN CORPORATION
2004 OMNIBUS COMPENSATION PLAN
(Full title of the plan)
Michael B. Crutcher
Vice Chairman,
General Counsel and Secretary
Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210
(502) 585-1100
(Name, Address, and Telephone Number of Registrant’s agent for service)
Copy to:
Leigh Walton
Todd J. Rolapp
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002
CALCULATION OF REGISTRATION FEE

Proposed
		maximum offering	Proposed	Amount of
Title of securities	Amount to be	price per	maximum aggregate	registration
to be registered	registered(2)	share(3)	offering price	fee(4)
Common Stock, $0.15 par value (1)	9,932,713	$61.03	$606,193,475	$12,051

(1)	As provided under the Brown-Forman 2004 Omnibus Compensation Plan (the “Plan”), the shares of common stock issued or issuable under the Plan may be either Class A Common Stock or Class B Common Stock of the Registrant.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock ($61.03) and Class B Common Stock ($58.27) on the New York Stock Exchange on July 27, 2005.

(4)	In accordance with Rule 457(p) of the Securities Act, the aggregate total dollar amount of the Registration Fee is being offset by the dollar amount of registration fees previously paid in respect of unissued shares previously registered by the Company on Form S-8, which unissued shares have been deregistered. The Company has filed a post-effective amendment to its Form S-8 Registration Statement File No. 333-117630 to deregister 9,932,713 shares of the Company’s Class B Common Stock that are not subject to outstanding awards under the Plan. The Amount of the Registration Fee was calculated as the difference between (i) the aggregate registration fee of $71,349 less (ii) the sum of (x) $9,537, which is the portion of the registration fee associated with the 1,046,051 shares deregistered on July 23, 2004 (calculated to account for the registrant’s January 2004 2-for-1 stock split) that was previously paid in connection with the Form S-8 Registration Statement File No. 333-88925 filed on October 13, 1999 and (y) $49,761, which is the portion of the registration fee associated with the 9,932,713 shares of Class B Common Stock deregistered on July 28, 2005 that was previously paid in connection with the Form S-8 Registration Statement File No. 333-117630 filed on July 23, 2004.

PART I
PART II
SIGNATURES
EXHIBIT INDEX
EX-5 OPINION OF BASS,BERRY & SIMS PLC
EX-23.A CONSENT OF PRICEWATERHOUSECOOPERS, LLP

PART I
Information Required in the Section 10(a) Prospectus
     Brown-Forman Corporation (the “Registrant”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005;

(2)	The Registrant’s Current Reports on Form 8-K filed on May 25, 2005, May 27, 2005, June 20, 2005, July 26, 2005 and July 27, 2005; and

(3)	The description of the Registrant’s Class A Common Stock, par value $0.15 per share, and Class B Common Stock, par value $0.15 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on April 11, 1991, including all other amendments and reports filed for the purpose of updating such descriptions.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus or the accompanying registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Sections 145(a) and (b) of the Delaware General Corporation Law (the “DGCL”) provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents of the corporation (or serving or having served in such positions in another entity at the request of the corporation) if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
     In addition, the By-laws of the Registrant permit the Registrant’s board of directors to adopt a resolution providing for the indemnification of the Registrant’s officers and directors to the extent authorized by law.
     A directors’ and officers’ insurance policy insures the Registrant’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.
Item 7. Exemption from Registration Claimed.
     None.
Item 8. Exhibits.

4.1		Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) of Registrant’s 10-Q, filed on March 4, 2004

4.2		Certificate of Ownership and Merger of Brown-Forman Corporation into Brown-Forman, Inc., incorporated by reference to Registrant’s 10-K, filed on July 19, 1994

4.3
Registrant’s by-laws, as amended and restated on May 25, 1988, incorporated by reference to Registrant’s 10-K, filed on July 26, 1993, as further amended and currently in effect, incorporated by reference to Registrant’s Current Report on Form 8-K, filed May 27, 2005

4.4
Form of Indenture dated as of March 1, 1994, between the Registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to Registrant’s Form S-3 (Registration No. 33-52551), filed on March 8, 1994

4.5
Brown-Forman Corporation 2004 Omnibus Compensation Plan, incorporated by reference to Registrant’s definitive proxy statement filed on June 30, 2004 in connection with its 2004 Annual Meeting of Stockholders

5		Opinion of Bass, Berry & Sims PLC, counsel to the Registrant

23	(a)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23	(b)	Consent of Bass, Berrry & Sims PLC, counsel to the Registrant (included in Exhibit 5)

24		Power of Attorney (included on the signature page to the Registration Statement)
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 28th day of July, 2005.

BROWN-FORMAN CORPORATION
By:	/s/ Owsley Brown II
Owsley Brown II, Chairman and
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Phoebe A. Wood, Michael B. Crutcher and Nelea A. Absher and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Owsley Brown II Owsley Brown II	Chairman and Chief Executive Officer (Principal Executive Officer) Director	July 28, 2005
/s/ Phoebe A. Wood Phoebe A. Wood	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2005
/s/ William M. Street William M. Street	Director	July 28, 2005
/s/ Jane C. Morreau Jane C. Morreau	Vice President and Controller (Principal Accounting Officer)	July 28, 2005
/s/ Ina Brown Bond Ina Brown Bond	Director	July 28, 2005
/s/ Barry D. Bramley Barry D. Bramley	Director	July 28, 2005
Geo. Garvin Brown III	Director	July 28, 2005
/s/ Donald G. Calder Donald G. Calder	Director	July 28, 2005

Signature	Title	Date
Owsley Brown Frazier	Director	July 28, 2005
/s/ Richard P. Mayer Richard P. Mayer	Director	July 28, 2005
/s/ Stephen E. O’Neil Stephen E. O’Neil	Director	July 28, 2005
/s/ Matthew R. Simmons Matthew R. Simmons	Director	July 28, 2005
/s/ Dace Brown Stubbs Dace Brown Stubbs	Director	July 28, 2005
/s/ Paul V. Varga Paul V. Varga	Director	July 28, 2005
/s/ Patrick Bousquet-Chavenne Patrick Bousquet-Chavenne	Director	July 28, 2005

EXHIBIT INDEX

4.1		Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i)(b) of Registrant’s 10-Q, filed on December 10, 1998

4.2		Certificate of Ownership and Merger of Brown-Forman Corporation into Brown-Forman, Inc., incorporated by reference to Registrant’s 10-K, filed on July 19, 1994

4.3
Registrant’s by-laws, as amended and restated on May 25, 1988, incorporated by reference to Registrant’s 10-K, filed on July 26, 1993, as further amended and currently in effect, incorporated by reference to Registrant’s Current Report on Form 8-K, filed May 27, 2005

4.4
Form of Indenture dated as of March 1, 1994, between the Registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to Registrant’s Form S-3 (Registration No. 33-52551), filed on March 8, 1994

4.5
Brown-Forman Corporation 2004 Omnibus Compensation Plan, incorporated by reference to Registrant’s definitive proxy statement filed on June 30, 2004 in connection with its 2004 Annual Meeting of Stockholders

5		Opinion of Bass, Berry & Sims PLC, counsel to the Registrant

23	(a)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23	(b)	Consent of Bass, Berry & Sims PLC, counsel to the Registrant (included in Exhibit 5)

24		Power of Attorney (included on the signature page to the Registration Statement)